Sept. 10, 2000


WISCONSIN ENERGY LAUNCHES $6 BILLION PROGRAM AIMED AT ELECTRIC SUPPLY, RELIABILITY AND QUALITY. Includes construction of new power units, infrastructure investments


MILWAUKEE -- Wisconsin Energy Corp. (NYSE:WEC) today announced a 10-year, $6 billion growth strategy to improve the supply, reliability and quality of electricity in Wisconsin. Elements of the program include construction of new power generation units, refurbishment or retirement of older generation units, substantial improvements and additions to the company's electric distribution system, and a reduction in its quarterly common stock dividend to strengthen the company's financial position and fund growth. The company also announced that the WEC Board of Directors authorized an increase from $200 million to $400 million in the previously announced share repurchase program.

The growth strategy for the decade is designed to address Wisconsin's growing electric energy supply needs and improve the company's financial strength.

"As the largest energy company in Wisconsin, we are dedicated to helping the state meet its critical electric energy needs by providing reliable, quality and reasonably priced energy services to our customers," said Richard A. Abdoo, WEC chairman, president and chief executive officer. "We believe our strategy offers a sensible and decisive plan to address Wisconsin's energy supply challenges and spark continued economic growth."

The announcement follows a series of meetings at which management presented several strategic alternatives and a recommended course of action to the board. The board decided to accept management's recommendation to pursue this strategy. A number of state and federal regulatory approvals will be required to execute the plan.


New generation to meet growing demand

Demand for electricity in Wisconsin is growing by about three percent per year. By 2010, WEC planners estimate that electricity demand in Wisconsin will outstrip capacity by approximately 4,000 megawatts (MW). WEC's plan envisions the construction of at least one 500 MW combined cycle natural gas-fired unit and at least two 600 MW coal-fired units over the next
10 years for a total of 1,700 MW of new capacity. Additional units may be built after 2010 bringing the total to around 3,000 MW of new electric generation capacity in the state.

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Construction of the initial units is expected to cost approximately
$2 billion. The plan also includes an investment of more than $1.3 billion over a 10-year period in the company's existing portfolio of generating facilities and other capital projects to ensure continued reliable and cost efficient operation, as well as the retirement of older, less efficient coal-fired units. In order to further assure a reliable supply of electricity to its customers, the plan includes an investment of about
$2.7 billion in the company's electric distribution system.

"We are proposing an aggressive building strategy so Wisconsin has the power it needs to continue its economic growth and development while permitting the orderly retirement of older coal-fired generating units," said Abdoo. "An additional benefit of the building strategy is that this construction is expected to spur local job growth and help attract businesses to the state."

WEC is proposing a fuel mix of coal and natural gas for the new units to enhance long-term fuel price stability and enable electric customers in the state to take advantage of less costly electric energy. The company also will expand its use of renewable energy sources. As the state's base-load power plants continue to age, and with nearly all of the new generation previously proposed for Wisconsin relying on natural gas, WEC officials believe it is important to have a good mix of energy sources to meet the state's future energy needs.

"In planning for Wisconsin's energy future, we must be careful not to become too dependent on electricity generated by a single fuel," said Richard R. Grigg, president and chief operating officer of Wisconsin Electric. "A mix that uses natural gas, coal, nuclear, hydro, renewables and purchased power will help assure a more reliable and environmentally sensitive supply of electricity for Wisconsin consumers."

Following regulatory and environmental approvals, WEC plans to begin construction of a natural gas-fired combined cycle unit in 2003 with completion in 2005. The first coal-fired unit would break ground in 2004 with a projected in-service date of 2007. The additional units would come on-line between 2009 and 2013.

Each new unit must go through a formal siting process, but Wisconsin Electric's 320 MW coal-fired Port Washington Power Plant already has been identified as a candidate for conversion to a combined-cycle gas unit at the existing site. The company's Oak Creek Power Plant site has been identified as the preferred location for new coal-fired units, and the Pleasant Prairie Power Plant site has been identified as an alternate site. Internal review of other existing Wisconsin Electric power plant sites for new construction, conversion or retirement is underway.

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An enduring environmental commitment

WEC will draw upon expertise gained from over a century in the utility business to build the new power units. The design of these units will include the latest proven emissions technologies, resulting in more efficient and environmentally friendly operations. The new units will permit the company to retire older, less efficient coal-fired units to actually reduce overall emissions from the company's portfolio of power plants.

In addition, WEC plans to significantly increase the electric energy it generates from renewable sources.

"We are very proud of our environmental track record," said Grigg. "We have demonstrated national leadership in developing new approaches to long-term emission reduction and creating innovative ways to increase the amount of power generated from renewable sources."


Distribution system investments

Another component of WEC's strategy is a continued commitment to improve distribution system capability and the quality of electric supply. "In addition to our investment in generation, we plan to spend approximately $2.7 billion over the next 10 years on our distribution system so that it continues to grow to meet the needs of our customers and the state's economy," said Grigg. "This investment will be deployed throughout our service territory to strengthen our distribution infrastructure and keep pace with Wisconsin's continued growth."

Distribution spending over the next 10 years will include:

     * Adding approximately 18 new substations;
     * Installing about 150,000 new electric services;
     * Building 2,500 miles of new rural distribution lines; and
     * Rebuilding 60,000 miles of distribution line.

It is expected that these initiatives will continue to improve individual customer service quality and overall electric system reliability. "Over the past decade we have moved from an analog to a digital society and we have worked to keep pace with this change. Now we need to ensure our electric systems can handle the continually growing demands of the future," said Abdoo.


Investing in generation and the future

Because of the magnitude of its aggressive building plans for the state of

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Wisconsin, WEC will seek to restructure the generating portion of its current utility business to increase the leverage of existing assets. A new WEC generation subsidiary will protect the company's utility customers by maintaining a balanced capital structure for Wisconsin Electric, while allowing Wisconsin Energy to make greater use of debt in financing the construction of new generation.

"We are committed to serving the needs of Wisconsin and our customers," said Abdoo. "To accomplish our aggressive building plans and meet the state's growing energy demand, it is essential that we be allowed to restructure the generation portion of our company. This will help us complete our plans and ensure affordable power for our customers."

Abdoo said WEC will work with the Public Service Commission of Wisconsin
(PSCW) to ensure the long-term energy needs of the state are supplied at a reasonable cost to all customers. "To further assure that growth opportunities in Wisconsin are not hampered by either the availability or the cost of electric power, it is imperative that we work closely with the PSCW," said Abdoo. "We are committed to providing our customers with a reliable supply of electric power at a reasonable price."


Financial actions to improve shareholder value

The final component of WEC's strategy involves increasing retained earnings in order to make investments in the company's core competencies of electric generation, utility distribution and pump manufacturing. By reducing the dividend, the company will be able to reinvest in core business areas, reduce debt and lower borrowing costs, which will increase its overall financial strength.

Effective Dec. 1, 2000, the company plans to reduce the quarterly dividend payable on shares of its common stock to $0.20 per share ($0.80 annualized rate) from its current level of $0.39 per share ($1.56 annualized rate), a reduction of approximately 50 percent.

The Board also authorized the company to increase from $200 million to $400 million the previously announced share repurchase program. Shares will be purchased in the open market over the next 24 months.

"While we grow our business through focused investments in areas where we have demonstrated experience and expertise, we also must improve our financial strength," said Abdoo. "An important part of this process is improving our earnings per share growth by both reinvesting our earnings into the business, as well as buying back common stock to reduce the number of outstanding shares. We expect to see positive results in the

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long run that will translate into improved shareholder return through a higher share price."


A commitment to Wisconsin and the future

"We are absolutely committed to Wisconsin and improving our overall financial strength," said Abdoo. "The generation building plan we announced today is an important component of this strategy and will help meet the electric energy needs of our state. But equally important is focusing our discretionary investments in areas where we have demonstrated experience and expertise, and building financial strength through a reasonable dividend payout and a share repurchase plan.

"In combination, this strategy is expected to produce the greatest value for our customers in Wisconsin and improved returns for our shareholders. We believe this focused growth strategy will benefit the state and our employees, shareholders and customers."


Wisconsin Energy Corporation is a Milwaukee-based holding company with subsidiaries in utility and non-utility businesses. The company serves more than one million electric and 940,000 natural gas customers in Wisconsin and Michigan's Upper Peninsula through its primary utility subsidiaries Wisconsin Electric, Wisconsin Gas and Edison Sault Electric. Its non-utility subsidiaries include energy services and development, pump manufacturing, waste-to-energy, and real estate businesses. Visit the company's web site at www.wisenergy.com.


FORWARD-LOOKING STATEMENTS

Some matters discussed above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions; business and competitive conditions in the deregulating and consolidating energy industry, in general, and in the company's service territories; availability of the company's generating facilities; changes in purchased power costs; changes in coal prices and supply availability; changes in natural gas prices and supply availability; unusual weather; risks associated with non-utility diversification; obtaining the necessary regulatory approvals and investment capital to implement the growth strategy; timely realization of anticipated net cost savings; foreign governmental, economic, political and currency risks; and the other cautionary factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations in Wisconsin Energy Corporation's and WICOR's Forms 10-K for the year ended December 31, 1999; and other factors described from time to time in the company's reports to the Securities and Exchange Commission.


CONTACT: Mike John of Wisconsin Energy, 414-221-4444
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